As Filed with the Securities and
Exchange Commission on August 24, 2000.            Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                          -----------------------------
                                  ConAgra, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                                                 47-0248710
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

  One ConAgra Drive
   Omaha, Nebraska                                              68102-5001
(Address of principal executive offices)                        (Zip code)
                          -----------------------------
             PLAN FOR ASSUMPTION OF INTERNATIONAL HOME FOODS OPTIONS
                            (Full title of the plan)
                          -----------------------------

                               James P. O'Donnell
              Executive Vice President and Chief Financial Officer
                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                     (Name and address of agent for service)

                                  402-595-4000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                    Proposed maximum       Proposed maximum
  Title of Securities         Amount to be         offering price per     aggregate offering          Amount of
    to be registered           registered               unit (1)               price (1)        registration fee (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (3)
($5.00 par value)               6,000,000                $19.81              $118,860,000              $31,379
========================= ====================== ======================= ====================== ======================

     1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on August 23, 2000.

     2. Pursuant to Rule 457(b), the registration fee is offset by $25,028 of the filing fee paid in connection with the filing of Registration Statement No. 333-40562. Accordingly, a filing fee of $6,351 is being paid herewith.

     3. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan For Assumption of International Home Foods Options as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

     On August 24, 2000, ConAgra, Inc. acquired International Home Foods, Inc. and assumed certain options previously granted by International Home Foods. The assumed options are exercisable for ConAgra common stock. This registration statement covers the shares of ConAgra common stock issuable upon such option exercises.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         ConAgra, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

         (a)      Annual Report on Form 10-K for the year ended May 30, 1999;

         (b) Quarterly Reports on Form 10-Q for the quarters ended August 29, 1999, November 28, 1999 and February 27, 2000;

         (c) Current Reports on Form 8-K dated June 22, 2000 and August 24, 2000; and

         (d) The description of the Company's common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company and the Plan for Assumption of International Home Foods Options pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Article V of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The By-Laws of the Company provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under
Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

         The Company also maintains a director and officer insurance policy which insures the officers and directors of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.  Exhibits

         4.1     -      ConAgra's  Certificate  of  Incorporation,  as  amended,
                        incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

         4.2     -      ConAgra's  Bylaws, as amended, incorporated by reference
                        to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

         4.3      -     Rights  Agreement  dated  July 12, 1996, incorporated by
                        reference  to ConAgra's current report on Form 8-K dated
                        July 12, 1996.

         4.4      -     Certificate  of  Adjustment  dated  October  1,  1997 to
                        Rights Agreement, incorporated by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended
                        August 24, 1997.

         4.5      -     Amendment to Rights Agreement dated as of July 10, 1998,
                        incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

         4.6      -     Form  of  Common  Stock  Certificate,   incorporated  by
                        reference  to  ConAgra's  Registration Statement on Form
                        S-3 (33-63081).

         5        -     Opinion of McGrath, North, Mullin & Kratz, P.C.

         10.1     -     Plan for Assumption of International Home Foods Options

         23.1     -     Consent of Deloitte & Touche LLP

         23.2     -     Consent of PricewaterhouseCoopers LLP

         23.3     -     Consent   of   McGrath,  North,  Mullin  &  Kratz,  P.C.
                        (included as part of Exhibit 5)

         24       -     Powers of Attorney for Directors of the Company

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 24th day of August, 2000.

                                          CONAGRA, INC.

                                          /s/  Bruce C. Rohde
                                         Bruce C. Rohde
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 24th day of August, 2000 by the following persons in the capacities indicated.

         Signature                        Title

/s/  Bruce C. Rohde                 President, Chief Executive Officer
Bruce C. Rohde                      and Director


/s/  James P. O'Donnell             Executive Vice President and Chief Financial
James P. O'Donnell                  Officer (Principal Financial Officer)


/s/  Jay Bolding                    Senior Vice President and Corporate
Jay Bolding                         Controller (Principal Accounting Officer)


C. M. Harper*                       Director
Robert A. Krane*                    Director
Mogens Bay*                         Director
Carl E. Reichardt*                  Director
Ronald W. Roskens*                  Director
Marjorie M. Scardino*               Director
Walter Scott, Jr.*                  Director
Kenneth E. Stinson*                 Director
Clayton K. Yeutter*                 Director

*  This   registration   statement  has  been  signed  by  the   undersigned  as
attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                     /s/  Bruce C. Rohde
                                     Bruce C. Rohde
                                     Attorney-in-Fact

                                INDEX TO EXHIBITS

      Exhibit No.                           Exhibit

         4.1      -      ConAgra's  Certificate  of  Incorporation,  as amended,
                         incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

         4.2      -      ConAgra's Bylaws, as amended, incorporated by reference
                         to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

         4.3      -      Rights  Agreement  dated July 12, 1996, incorporated by
                         reference to ConAgra's current report on Form 8-K dated
                         July 12, 1996.

         4.4      -      Certificate  of  Adjustment  dated  October  1, 1997 to
                         Rights   Agreement,   incorporated   by   reference  to
                         ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

         4.5      -      Amendment  to  Rights  Agreement  dated  as of July 10,
                         1998, incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 31, 1998.

         4.6      -      Form  of  Common  Stock  Certificate,  incorporated  by
                         reference  to  ConAgra's Registration Statement on Form
                         S-3 (33-63081).

         5        -      Opinion of McGrath, North, Mullin & Kratz, P.C.

         10.1     -      Plan for Assumption of International Home Foods Options

         23.1     -      Consent of Deloitte & Touche LLP

         23.2     -      Consent of PricewaterhouseCoopers LLP

         23.3     -      Consent   of  McGrath,  North,  Mullin  &  Kratz,  P.C.
                         (included as part of Exhibit 5)

         24       -      Powers of Attorney for Directors of the Company